SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  February 14, 2002


                                  BRIAZZ, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                   Washington
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                 (State or Other Jurisdiction of Incorporation)



      000-32527                                          91-1672311
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(Commission File Number)                       (IRS Employer Identification No.)


                        3901 7th Avenue South, Suite 200
                         Seattle, Washington 98108-5206
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              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code  (206) 467-0994




                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)









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Item 9.  FD Disclosure

In our recent press release we stated our unaudited year end cash position was $5.9mil. We have received questions from our shareholders as to the use of the cash from the Q3 ending cash position of $9.4. As we have previously reported the primary use of cash is to cover operating losses and pay for new cafe construction costs. During the 4th quarter the company expended approximately $2.2million for Capital Costs (unaudited) primarily for new cafe construction and $1.3mil (unaudited) to cover operating and financing losses.

We are in the process of completing our year end audit. These numbers are unaudited. We look forward to reporting our year end audited numbers and hosting a shareholder conference call on March 14th.

We celebrated the Grand Opening of our new Fox Plaza Cafe in Century City California this week. We are pleased to report that initial results are very positive in that location. In addition we will be Opening our next location at 2030 Main in Orange County in approximately two weeks.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRIAZZ, INC.



Date:  February 14, 2002                 By  /s/ Tracy Warner
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                                            Tracy Warner
                                            Chief Financial Officer